UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 2, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements for Certain Officers

As previously disclosed, on July 16, 2013, Humana Inc. (the “Company”) announced that Paul B. Kusserow, Senior Vice President and Chief Strategy and Corporate Development Officer, would be leaving the Company to pursue other career opportunities.  Effective as of January 2, 2014 (the "Effective Date"), the Company and Mr. Kusserow entered into a Voluntary Release and Mutual Separation Agreement (the “Agreement”) regarding Mr. Kusserow’s departure from the Company.  The payments and benefits to which Mr. Kusserow is entitled under the Agreement, which are summarized below, are generally subject to Mr. Kusserow’s compliance with the terms and conditions of the Agreement.

Pursuant to the terms of the Agreement, in addition to certain accrued, retirement and incentive compensation that Mr. Kusserow is entitled to under Humana’s compensation programs and policies, Mr. Kusserow will receive a cash severance payment equal to 16 months of his annual base salary totaling $700,000, less legally required withholdings.  All equity compensation awards that are unvested as of the Effective Date (other than equity awards scheduled to vest during February of 2014) will be forfeited for no consideration. Mr. Kusserow will have 90 days from the later of December 31, 2013 or the vesting date to exercise any vested options.

Mr. Kusserow will continue to be subject to covenants restricting his ability to compete with the Company and solicit employees and customers of the Company, as well as restrictions prohibiting disclosure of confidential information (the non-competition, non-solicitation and confidentiality covenants, collectively, the “Restrictive Covenants”). The Agreement also contains Mr. Kusserow’s release of any claims he may have against the Company.

The foregoing description of the Agreement is a summary, is not complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Voluntary Release and Mutual Separation Agreement dated as of January 2, 2014, by and between Humana Inc. and Paul B. Kusserow

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Interim Chief Financial Officer (Principal Accounting Officer)

Dated: January 3, 2014

INDEX TO EXHIBITS

Exhibit No.                                          Description

10.1	Voluntary Release and Mutual Separation Agreement dated as of January 2, 2014, by and between Humana Inc. and Paul B. Kusserow